                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
                 ---------------------------------------------
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------

                               September 30, 1999
                               ------------------

Exhibit 11:

                                                                    Three Months Ended               Nine Month Ended
                                                                    September 30, 1999                 Sept 30, 1999
                                                              -----------------------------   -----------------------------
Income available to common shareholders                                          $1,277,230                      $3,165,287

  Basic earnings per share
   Weighted average shares outstanding                                            3,308,932                       3,278,652
   Basic earnings per share                                                      $     0.39                      $     0.97
                                                              -----------------------------   -----------------------------

  Diluted earnings per share
   Weighted average shares outstanding                                            3,308,932                       3,278,652
   Dilitive effect of:
     Stock options                                                                   36,196                          26,332
   Adjusted weighted average shares
          outstanding                                                             3,345,128                       3,304,984
   Diluted earnings per share                                                    $     0.38                      $     0.96
                                                              -----------------------------   -----------------------------

                                      25